SUBLICENSE AGREEMENT

This Sublicense Agreement (the “Agreement”) is entered into as of May 10, 2010, by and between Claymore Advisors, LLC, a Delaware limited liability company with offices at 2455 Corporate West Drive, Lisle, IL 60532 (the “Adviser”), and Claymore Exchange-Traded Fund Trust (the “Licensee”).
WHEREAS, the Adviser, through licenses with index providers (each an “Index Provider”), has the right to license the indexes, trademarks and service marks (the “Indexes and Marks”) listed in Schedule A, for use in connection with the exchange-traded fund products listed in Exhibit A (the “Products”); and further
WHEREAS, Licensee desires to use the Indexes and Marks in connection with the distribution of the Products and the Adviser is willing to grant Licensee a license for such use.
NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, and for good and valuable consideration set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Grant of License. The Adviser grants Licensee a non-exclusive, non-transferable right and license to use and refer to the Indexes and Marks in connection with the creation, issuance, trading and marketing of the Products pursuant to the terms and conditions of this Agreement.
2.    Ownership and Validity. Licensee acknowledges Index Providers’ ownership of the entire right, title and interest in and to the Indexes and Marks and Licensee’s use shall inure to the sole benefit of the applicable Index Provider.
3.    Obligation. Licensee acknowledges that it has received and read a copy of the License Agreement and agreed to be bound by the provisions thereto other than the obligations to pay fees, which shall be paid by the Adviser, unless otherwise agreed upon in writing by the parties.
4.    Term. This Agreement shall become effective upon the execution of this Agreement by both parties and remain in effect unless terminated by either party as provided herein.
5.    Termination. Licensee may terminate this Agreement upon sixty (60) days’ prior written notice to the Adviser. The Adviser may terminate this Agreement upon sixty (60) days’ prior written notice to Licensee or immediately upon Licensee’s breach of this Agreement.

6.    Entire Agreement. This Agreement sets forth the entire Agreement and the understanding between the parties. No modification or amendment of this Agreement shall be valid or binding unless made in writing and signed on behalf of the parties by their duly authorized officers or representatives.
7.    Execution. This Agreement may be executed simultaneously with any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
8.    General Provisions.
(a)    A party may not assign this Agreement and/or any of its rights and/or obligations hereunder, except to an affiliate or successor in interest, without the prior written consent of the other party, and any attempted assignment by a party requiring the consent of the other party which is made by the assigning party without the other party’s prior consent shall be null and void.

(b)    No change in, addition to or waiver of any of the provisions of this Agreement shall be binding upon either party unless in writing signed by an authorized representative of such party. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of that or any other provision on any other occasion.

(c)    It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

(d)    This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to its conflict of law provisions.

(e)    In the event any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect and the Agreement shall be read as though the offending provision had not been written or as the provision shall be determined by such court to be read.

IN WITNESS WHEREOF, the Adviser and Licensee have caused this Agreement to be duly executed on their behalf in the manner legally binding upon them.

CLAYMORE ADVISORS, LLC

Signature: _________________________
By:
Title:

CLAYMORE EXCHANGE-TRADED FUND TRUST

Signature: ________________________
By;
Title:

EXHIBIT A
Claymore Exchange-Traded Funds Trust (as of September 28, 2016)

Ticker	Fund Name

BSCG	Guggenheim BulletShares 2016 Corporate Bond ETF
BSCH	Guggenheim BulletShares 2017 Corporate Bond ETF
BSCI	Guggenheim BulletShares 2018 Corporate Bond ETF
BSCJ	Guggenheim BulletShares 2019 Corporate Bond ETF
BSCK	Guggenheim BulletShares 2020 Corporate Bond ETF
BSCL	Guggenheim BulletShares 2021 Corporate Bond ETF
BSCM	Guggenheim BulletShares 2022 Corporate Bond ETF
BSCN	Guggenheim BulletShares 2023 Corporate Bond ETF
BSCO	Guggenheim BulletShares 2024 Corporate Bond ETF
BSCP	Guggenheim BulletShares 2025 Corporate Bond ETF
BSCQ	Guggenheim BulletShares 2026 Corporate Bond ETF
BSJG	Guggenheim BulletShares 2016 High Yield Corporate Bond ETF
BSJH	Guggenheim BulletShares 2017 High Yield Corporate Bond ETF
BSJI	Guggenheim BulletShares 2018 High Yield Corporate Bond ETF
BSJJ	Guggenheim BulletShares 2019 High Yield Corporate Bond ETF
BSJK	Guggenheim BulletShares 2020 High Yield Corporate Bond ETF
BSJL	Guggenheim BulletShares 2021 High Yield Corporate Bond ETF
BSJM	Guggenheim BulletShares 2022 High Yield Corporate Bond ETF
BSJN	Guggenheim BulletShares 2023 High Yield Corporate Bond ETF
BSJO	Guggenheim BulletShares 2024 High Yield Corporate Bond ETF
CSD	Guggenheim S&P Spin-Off ETF
CVY	Guggenheim Multi-Asset Income ETF
CZA	Guggenheim Mid-Cap Core ETF
DEF	Guggenheim Defensive Equity ETF
NFO	Guggenheim Insider Sentiment ETF
RYJ	Guggenheim Raymond James SB-1 Equity ETF
WMCR	Wilshire Micro-Cap ETF
WREI	Wilshire US REIT ETF
LVL	Guggenheim S&P Global Dividend Opportunities Index ETF
EEB	Guggenheim BRIC ETF
DJD	Guggenheim Dow Jones Industrial Average® Dividend ETF
OPD	Guggenheim Large Cap Optimized Diversification ETF

SCHEDULE A

Claymore Exchange-Traded Funds Trust (as of September 28, 2016)

NASDAQ BulletShares® USD Corporate Bond 2016 Index
NASDAQ BulletShares® USD Corporate Bond 2017 Index
NASDAQ BulletShares® USD Corporate Bond 2018 Index
NASDAQ BulletShares® USD Corporate Bond 2019 Index
NASDAQ BulletShares® USD Corporate Bond 2020 Index
NASDAQ BulletShares® USD Corporate Bond 2021 Index
NASDAQ BulletShares® USD Corporate Bond 2022 Index
NASDAQ BulletShares® USD Corporate Bond 2023 Index
NASDAQ BulletShares® USD Corporate Bond 2024 Index
NASDAQ BulletShares® USD Corporate Bond 2025 Index
NASDAQ BulletShares® USD Corporate Bond 2026 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2016 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2017 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2018 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2019 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2020 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2021 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2022 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2023 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2024 Index
S&P U.S. Spin-Off Index
Zacks Multi-Asset Income Index
Zacks MidCap-Core Index
Sabrient Defensive Equity Index
Sabrient Insider Sentiment Index
Wilshire US Micro-Cap IndexSM
Wilshire US Real Estate Investment Trust IndexSM
Wilshire Large Cap Optimized Diversification IndexSM
S&P Global Dividend Opportunities Index
BNY Mellon BRIC Select DR Index
Dow Jones Industrial Average Yield Weighted
Nasdaq®
S&P®
BulletShares®
Standard & Poor's
AlphaShares
BNY Mellon
CME Indexes
Wilshire®
Wilshire IndexesSM
Wilshire Large Cap Optimized Diversification IndexesSM